UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ARCONIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Patricia Figueroa	Shona Sabnis
(212) 836-2758	(212) 836-2626
Patricia.Figueroa@arconic.com	Shona.Sabnis@arconic.com

Arconic Files Definitive Proxy Materials,

Issues Open Letter to Shareholders: Vote the WHITE Proxy Card

NEW YORK, March 13, 2017 – Arconic (NYSE: ARNC) announced today it has filed definitive proxy materials, including its definitive proxy statement and proxy card, with the U.S. Securities and Exchange Commission in connection with Arconic’s 2017 Annual Meeting of Shareholders, scheduled for May 16, 2017. Arconic shareholders of record as of the close of business on March 1, 2017 will be entitled to vote at the Annual Meeting.

In conjunction with the definitive proxy filing, Arconic issued an open letter to shareholders. The full text follows.

To Fellow Shareholders:

At the upcoming 2017 Annual Meeting, Arconic shareholders will be asked to vote on several proposals, including nominees for election to your Board of Directors. The Company has recommended five highly qualified and experienced nominees and urges shareholders to review the detailed information regarding these candidates in Arconic’s proxy materials.

We will soon be sending you a detailed proxy statement and WHITE proxy card in connection with the Annual Meeting. Your Board recommends that you refrain from making any voting decision until you have had a chance to carefully review the Arconic proxy materials. There is no need to take any action at this time.

PLEASE DO NOT VOTE USING ANY BLUE PROXY CARD

YOU MAY RECEIVE FROM ELLIOTT MANAGEMENT CORPORATION

You may be receiving proxy materials from affiliates of Elliott Management Corporation, a shareholder that has nominated its own slate of four director candidates in opposition to your Board’s director nominees. We believe the election of Elliott Management’s nominees would adversely affect the successful execution of the strategic plan already underway to enhance shareholder value.

Your Board strongly urges all Arconic shareholders NOT to take any action in response to Elliott Management’s proxy materials until you receive Arconic’s proxy materials and have had a chance to review them. As we describe in our materials, Elliott Management is attempting to gain your support through a number of misleading statements and baseless personal attacks. Accordingly, we urge you NOT to vote using any BLUE proxy card you might receive from Elliott Management. There is no need to take any action at this time.

ARCONIC’S BOARD IS INDEPENDENT, ENGAGED AND FOCUSED ON

INCREASING SHAREHOLDER VALUE

Your Board is comprised of 13 directors, 12 of whom are independent, seven of whom joined the Board since the beginning of 2016, and three of whom were appointed at the request of Elliott Management.

The Board’s current composition has the right balance of in-depth company knowledge, fresh perspectives, as well as relevant skills and expertise. The experience and engagement of your Board’s director nominees have been, and remain, integral to Arconic’s successful transformation strategy to deliver superior, sustainable long-term shareholder value. The Board’s nominees have:

•	Critical industry and commercial insights into global aerospace and transportation markets;

•	Experience and backgrounds in disciplines highly relevant to the Company’s businesses and strategy, including manufacturing and operations, finance, international business, risk management and technology;

•	A tremendous amount of CEO and senior-executive level experience across a range of relevant sectors; and

•	Demonstrated success leading corporate change and value creation at Arconic and other public and private companies.

ARCONIC’S DIRECTOR NOMINEES PROVIDE FRESH PERSPECTIVES AND

RELEVANT SKILLS AND EXPERTISE THAT ARE CRITICAL

TO ARCONIC’S SUCCESS

Amy E. Alving: Dr. Alving is a technology leader whose career spans business, government and academia. She brings extensive technology, defense and innovation experience to the Board and her valuable insights help Arconic continue to innovate and grow. Her experience and qualifications include:

•	Serving as Chief Technology Officer of Leidos Holdings, Inc., formerly Science Applications International Corporation (SAIC), one of the largest U.S. defense contractors, and creating, communicating and implementing SAIC’s technical and scientific vision and strategy.

•	Leading a major element of the military’s research and development enterprise as Director of the Special Projects Office of the Defense Advanced Research Projects Agency.

David P. Hess: Mr. Hess brings extensive knowledge in aerospace and defense markets, which are critically important to Arconic’s future. Mr. Hess’ industry knowledge, leadership and succession of key executive roles provide strategic and operational perspectives to the Board to help further drive Arconic’s strategic goals to grow and unlock the value of the Company’s aerospace business. His experience and qualifications include:

•	Serving in various roles within the aerospace industry, including as Executive Vice President and Chief Customer Officer for Aerospace of United Technologies Corporation, President of Pratt & Whitney and President of Hamilton Sundstrand.

•	Driving Pratt & Whitney’s global operations in design, manufacture and service of aircraft engines for commercial and military aircraft while serving as President of the company.

Klaus Kleinfeld: Mr. Kleinfeld brings to the Board his knowledge of all aspects of Arconic’s global businesses. As the only management representative on the Company’s Board, Mr. Kleinfeld provides an important perspective in Board discussions about the business and strategic direction of Arconic. His experience and qualifications include:

•	Leading Alcoa Inc.’s turnaround through the economic recession and the collapse of the aluminum market. Executing a complex and successful transformation of Alcoa Inc., including significantly restructuring the upstream businesses that became Alcoa Corporation and creating the value-add portfolio that is today Arconic. Leading the separation of the businesses to launch of two strong, standalone companies – Arconic and Alcoa Corporation.

•	Presiding over the dramatic transformation of Siemens AG, reshaping the company’s portfolio around three high-growth areas, resulting in an increase of revenues and a near doubling of market capitalization.

Ulrich “Rick” Schmidt: Mr. Schmidt has extensive executive and business experience at the board and CFO level in both public and privately held companies. His background in the aerospace industry, financial management and strategic planning provides Arconic with relevant and actionable insight for the Company’s aerospace business strategy. His experience and qualifications include:

•	Serving as Executive Vice President and Chief Financial Officer of Spirit Aerosystems Holdings, Inc. and Executive Vice President and Chief Financial Officer of Goodrich Corporation.

•	Holding various senior level roles at companies such as Invensys Limited, Everest & Jennings International Limited and ArgoTech Corporation.

•	Serving on the board of directors of aerospace supplier Precision Castparts Corporation, including acting as the chairman of Precision Castparts’ Audit Committee for eight years.

Ratan N. Tata: Mr. Tata brings significant international business expertise in a wide variety of industries. His previous leadership experience spanning the automotive, consulting and steel industries, among others, brings valuable management and industry experience and global perspective. His experience and qualifications include:

•	Serving as Chairman of Tata Sons Limited, the holding company of the Tata Group, one of India’s largest business conglomerates.

•	Holding the role of Chairman of the major Tata Group companies, including Tata Motors, Tata Steel, Tata Consultancy and several other Tata companies.

•	Serving on the international advisory boards of a number of global organizations, including Mitsubishi Corporation, JP Morgan Chase, RollsRoyce, Temasek Trust and the Monetary Authority of Singapore.

The Board urges you to Vote the WHITE proxy card and to discard any BLUE proxy card you might receive from Elliott Management. If you have any questions about voting your proxy, please do not hesitate to contact the firm assisting us on this matter, Innisfree M&A Incorporated, toll free at 1-877-750-5836.

Thank you for your continued support.

About Arconic

Arconic Inc. (NYSE: ARNC) creates breakthrough products that shape industries. Working in close partnership with our customers, we solve complex engineering challenges to transform the way we fly, drive, build and power. Through the ingenuity of our people and cutting-edge advanced manufacturing techniques, we deliver these products at a quality and efficiency that ensure customer success and shareholder value. For more information: www.arconic.com. Follow @arconic: Twitter, Instagram, Facebook, LinkedIn and YouTube.

Dissemination of Company Information

Arconic intends to make future announcements regarding Company developments and financial performance through its website at www.arconic.com.

Forward–Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “guidance,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to the growth of the aerospace, automotive, commercial transportation and other end markets; statements and guidance regarding future financial results or operating performance; statements about Arconic’s strategies, outlook, business and financial prospects; and statements regarding potential share gains. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Arconic believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (d) changes in discount rates or investment returns on pension assets; (e) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (h) the impact of the separation on the businesses of Arconic; (i) material adverse changes in aluminum industry conditions, including fluctuations in London Metal Exchange-based aluminum prices; (j) the impact of changes in foreign currency exchange rates on costs and results; (k) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; and (l) the other risk factors discussed in Arconic’s Form 10-K for the year ended December 31, 2016, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

Important Additional Information

Arconic Inc. (“Arconic”) has filed a definitive proxy statement and form of associated WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for Arconic’s 2017 Annual Meeting (the “Definitive Proxy Statement”). Arconic, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of Arconic’s directors and executive officers and their respective interests in Arconic by security holdings or otherwise is set forth in the Definitive Proxy Statement. To the extent holdings of such participants in Arconic’s securities are not reported, or have changed since the amounts described, in the Definitive Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of Arconic’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of any proxy statement and other documents filed by Arconic free of charge from the SEC’s website, www.sec.gov. Arconic’s shareholders will also be able to obtain, without charge, a copy of any proxy statement and other documents filed by Arconic by directing a request by mail to Arconic, Corporate Secretary’s Office, 390 Park Avenue, New York, New York 10022-4608, by calling Arconic’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-750-5836, or from Arconic’s website at www.arconic.com.